Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of DynTek, Inc.
Irvine, California

We consent to the use in this Registration Statement of Dyntek, Inc. and Subsidiaries on Form S-1 of our report dated October 11, 2002 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


Grassi & Co, CPAs, P.C.
/s/ GRASSI & CO. PC.
New York, New York
February 4, 2004